As filed with the U.S. Securities and Exchange Commission on June 29, 2005
Registration No. 333-103364

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
of the Securities Exchange Act of 1934

STELLAR RESOURCES, LTD.

(Exact name of registrant as specified in its charter)

Nevada	1000	98-0373867
(State or jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

6075 S. Eastern Avenue
Suite 1
Las Vegas, Nevada 89119-3146
(604) 584-1895

(Address and telephone number of principal executive offices)

Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
www.SourlisLaw.com
(732) 530-9007

(Name, address and telephone number of agent for service)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered:

Not Applicable

Name of each exchange on which each class is to be registered:

Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

Form SB-2; File no. 333-103364

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class:

Common Stock, par value $0.001

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the United States Securities and Exchange Commission (File no. 333-103364) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the United States Securities and Exchange Commission, SEC file no. 333-103364 on February 21, 2003. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.01	Articles of Incorporation
3.02	Bylaws
5.01	Legal Opinion Letter
23.01	Auditor Consent Letter
23.02	Counsel Consent Letter (filed with Exhibit 5.01)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of June, 2005.

Registrant: STELLAR RESOURCES, LTD.

By:   /s/ Andrew Reid

Andrew Reid, President,
Chief Executive Officer,
a member of the Board of Directors

By:   /s/ Michael Rezac

Michael Rezac, Chief Financial Officer,
Principal Accounting Officer, Treasurer,
a member of the Board of Directors